                                                                    Exhibit 99.1

N E W S B U L L E T I N

         FROM:



The Financial Relations Board
-----------------------------
B S M G  W O R L D W I D E




                                                               [LOGO] Sizzler(R)

                                           RE: SIZZLER INTERNATIONAL, INC.
                                               6101 W. Centinela Ave., Suite 200
                                               Culver City, CA 90230
                                               (310) 568-0135
                                               NYSE: SZ


------------------------------ ------------------------------- -------------------------- -------------------------------
AT THE COMPANY:                                                AT THE FINANCIAL RELATIONS BOARD:
Charles Boppell                Kim Forster                     Haris Tajyar               Tricia Ross
President and CEO              Vice President, Planning        General Information        Investor Contact
(310) 568-0135                 (310) 568-0135                  (310) 442-0599             (310) 442-0599

------------------------------ ------------------------------- -------------------------- -------------------------------


FOR IMMEDIATE RELEASE
August 15, 2001

                    SIZZLER INTERNATIONAL ANNOUNCES UPCOMING
                          FIRST QUARTER CONFERENCE CALL

CULVER CITY, CA--August 15, 2001--Sizzler International, Inc. (NYSE: SZ) today announced that members of the public are invited to listen to the Company's live quarterly call on the Internet, on Wednesday, August 22, 2001 at 8:00 AM PT / 11:00 AM ET. The conference call will feature Charles Boppell, President and CEO, in a discussion of first-quarter results and recent operating developments.

Financial results will be released over the news wires before the market opens on Wednesday, August 22, 2001. The public will have the opportunity to listen to the live conference call over the Internet through StreetEvents at www.streetevents.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 345 Sizzler(R) restaurants worldwide, in addition to 105 KFC(R) restaurants primarily located in Queensland, Australia and 11 Pat & Oscar's restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Sizzler intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.